UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

CRM HOLDINGS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CRM Holdings, Ltd.
PO Box HM 2062
Hamilton HM HX
Bermuda
(441) 295-6689

April 7, 2006

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of CRM Holdings, Ltd. which will be held at the Hamilton Princess Fairmont, 76 Pitts Bay Road, Pembroke, Bermuda at 3 p.m. (local time) on Tuesday, May 9, 2006, and at any adjournment or postponement thereof. On the following pages you will find the formal notice of the Annual General Meeting of Shareholders and the proxy statement.

All holders of record of the Company’s Common Shares, par value $0.01 per share, at the close of business on March 28, 2006 will be entitled to notice of, and to vote at, the Annual General Meeting of Shareholders. To assure that you are represented at the Annual General Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly.

Sincerely,

/s/  Daniel G. Hickey, Jr.
Daniel G. Hickey, Jr.
Chairman of the Board of Directors and
Co-Chief Executive Officer

/s/  Martin D. Rakoff
Martin D. Rakoff
Deputy Chairman of the Board
of Directors and
Co-Chief Executive Officer

CRM Holdings, Ltd.
PO Box HM 2062
Hamilton HM HX
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2006

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual General Meeting”) of CRM Holdings, Ltd. (the “Company”), will be held on Tuesday, May 9, 2006, at 3 p.m. (local time), at the Hamilton Princess Fairmont, 76 Pitts Bay Road, Pembroke, Bermuda and at any adjournment or postponement thereof for the following purposes:

1. To elect three Class I Directors and one Class III Director to the Board of Directors of the Company (the “Board of Directors”), each to serve until the end of such Director’s term as described in the accompanying materials and until such Director’s successor shall have been duly elected and qualified or until such Directors’ earlier death, resignation or removal;

2. To direct the Company to elect director designees who shall serve as directors of Twin Bridges (Bermuda) Ltd.;

3. To appoint Johnson Lambert & Co. as the Company’s independent auditors for the year ending December 31, 2006 and authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent auditors; and

4. To transact such other business as may properly come before the Annual General Meeting or at any adjournment or postponement thereof.

Shareholders of record, as shown by the Register of Members of the Company, at the close of business on March 28, 2006 are entitled to notice of, and to vote at, the Annual General Meeting or any adjournment or postponement thereof. A copy of the Company’s financial statements for the fiscal year ended December 31, 2005, as approved by the Board of Directors, shall be made available to the shareholders of the Company at the Annual General Meeting.

All shareholders are cordially invited to attend the Annual General Meeting. If you do not expect to be present at the Annual General Meeting, you are requested to complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual General Meeting. In order for the votes represented by your proxy to be counted at the meeting, your proxy must be received at least one hour before the Annual General Meeting. In the event you decide to attend the Annual General Meeting in person, you may, if you desire, revoke your proxy by voting your shares in person at the Annual General Meeting prior to the vote pursuant to the proxy.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/  Louis J. Viglotti, Esq.
Louis J. Viglotti, Esq.
Secretary and General Counsel

Hamilton, Bermuda
April 7, 2006

CRM Holdings, Ltd.
PO Box HM 2062
Hamilton HM HX
Bermuda

PROXY STATEMENT
For the
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2006

INTRODUCTION

This proxy statement is furnished to shareholders of CRM Holdings, Ltd. an exempted company incorporated in Bermuda as a holding company (the “Company” or “CRM Holdings”), in connection with the solicitation of proxies, in the accompanying form, by the board of directors of the Company (the “Board of Directors” or the “Board”) for use in voting at the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Hamilton Princess Fairmont, 76 Pitts Bay Road, Pembroke, Bermuda on Tuesday, May 9, 2006, at 3 p.m. (local time), and at any adjournment or postponement thereof.

This proxy statement, the attached Notice of Annual General Meeting and the enclosed Proxy Card are first being mailed to the Company’s shareholders on or about April 7, 2006.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual General Meeting

The specific proposals to be considered and acted upon at the Annual General Meeting are summarized in the accompanying Notice of Annual General Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business (Bermuda time) on March 28, 2006 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual General Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual General Meeting or any and all adjournments or postponements thereof. As of the Record Date, CRM Holdings had 15,457,115 common shares issued and outstanding, par value $0.01 per share, which number does not include 790,000 non-voting class B shares. The common shares comprise all of the Company’s issued and outstanding voting shares.

Voting at the Annual General Meeting

Shareholders can vote at the Annual General Meeting by using one of the following methods:

•	Written proxy: Shareholders can vote by written proxy by completing, signing and returning the enclosed proxy card in the postage paid envelope provided.

•	In person: Shareholders can vote in person at the meeting. If a shareholder owns shares in street name, that shareholder will need to obtain a legal proxy from the shareholder’s broker or bank and bring the legal proxy to the meeting. Please note that if a shareholder owns common shares in street name and requests a legal proxy, any previously executed proxy will be revoked and that shareholder’s vote will not be counted unless the shareholder appears at the meeting and votes in person.

In general, shareholders have one vote for each common share held by them and are entitled to vote at all meetings of shareholders. Pursuant to Section 63 of the Company’s Amended and Restated Bye-Laws (the “Bye-Laws”), if and so long as the “controlled shares” (as defined below) of any person would otherwise represent more than 9.9% of the voting power of all of the shares entitled to vote generally at a meeting of shareholders, then the votes conferred by the shares of such person’s “control group” (as defined below) shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the controlled shares of such person shall not exceed such 9.9% limitation. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder’s “control group.” “Controlled shares” in reference to any person means all common shares that confer the right to vote that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) or, in the case of a U.S. person (as defined in the Bye-Laws), constructively (within the meaning of Section 958(b) of the Code). “Control group” means, with respect to any person, all shares that confer the right to vote directly owned by such person and all shares that confer the right to vote directly owned by each other shareholder any of whose shares that confer the right to vote are included in the controlled shares of such person.

In addition, if, and so long as, the shares held directly by any “related group” would otherwise exceed the 9.9% limitation, then the votes conferred by the shares held directly by members of such “related group” shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares held directly by such related group shall not exceed the 9.9% limitation. The reduction in votes is generally to be applied proportionately among all directly held shares of such related group. “Related group” means a group of shareholders that are investment vehicles and are under common control or management.

For purposes of applying these provisions, shareholders will be entitled to direct that the Board (i) treat them (and certain affiliates) as U.S. persons, and/or (ii) treat them (and certain related shareholders) as one person for purposes of determining a shareholder’s control group. The amount of any reduction of votes that occurs by operation of the above limitations will generally be allocated proportionately among all other shareholders of CRM Holdings. Consequently, under these provisions certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

In addition, the Board of Directors may adjust a shareholder’s voting rights to the extent that the Board of Directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary or any shareholder or its affiliates. This adjustment may result in a shareholder having voting rights in excess of one vote per share. Therefore, your voting rights might increase above 5% of the aggregate voting power of the outstanding common shares, thereby possibly resulting in your becoming a reporting person subject to Schedule 13D or 13G filing requirements under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the reallocation of your votes could result in your becoming subject to filing requirements under Section 16 of the Exchange Act.

Pursuant to the terms of the Bye-Laws as described above, if your voting interests have been adjusted such that your vote is greater than or less than one vote per share, the proxy card attached hereto indicates the voting interest attributed to you by the Board of Directors.

The approval of the matters to be voted upon at the Annual General Meeting require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum (consisting of not less than four persons present in person or by proxy holding in excess of 50% of the votes entitled to be cast at the Annual General Meeting).

CRM Holdings has appointed an inspector of election to count votes cast in person or by proxy. Votes attributable to common shares owned by shareholders who are present in person or by proxy at the Annual General Meeting but who elect to abstain from voting will be counted towards the presence of a quorum. However, votes attributable to such common shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting (including “broker non-votes”), will not be counted towards the majority needed to approve any matter before the shareholders and thus will have no effect on the outcome of those votes. Votes attributable to common shares held by shareholders who have signed their proxy cards but have not designated how such shares are to be voted will be counted towards the presence of a quorum and will be voted for Proposals No. 1, 2 and 3 as listed herein.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual General Meeting or at the Annual General Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to Louis J. Viglotti, Esq. Secretary and General Counsel of the Company, stating that the proxy is revoked; or

•	by submitting another proxy with a later date; or

•	by voting in person at the Annual General Meeting (attendance at the Annual General Meeting will not, in and of itself, revoke the earlier proxy).

Any notice of revocation of an outstanding proxy must be received at least one hour before the Annual General Meeting. Any shareholder entitled to vote at the Annual General Meeting may attend the Annual General Meeting and any shareholder who has not submitted a proxy, has properly revoked a proxy or votes prior to the vote pursuant to the proxy may vote in person at the Annual General Meeting. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee, that shareholder may not vote in person at the Annual General Meeting, unless the shareholder requests and obtains a valid proxy.

Unless the Company receives specific instructions to the contrary or unless such proxy is properly revoked, votes represented by each properly executed proxy will be voted: (i) FOR the election of each of David M. Birsner, Daniel G. Hickey, Sr. and Dr. Philip J. Magnarella as Class I Directors and Charles I. Johnston as a Class III Director of the Company; (ii) FOR the approval of the appointment of Johnson Lambert & Co. as the Company’s independent registered public accounting firm for the year 2006; and (iii) with respect to any other matters that may properly come before the Annual General Meeting, at the discretion of the proxy holders.

Solicitation

The Company will pay the costs relating to this proxy statement, the proxy card and the Annual General Meeting. Georgeson Shareholder has been retained to solicit proxies personally or by mail or facsimile at a cost anticipated to be $6,500 plus routine out-of-pocket disbursements. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by mail, facsimile or other means or in person. They will not receive any additional payments for the solicitation.

Householding

If you and others who share your mailing address own the Company’s common shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one proxy statement from each company whose shares are held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

You may also request delivery of an individual copy of the proxy statement by contacting the Company at (441) 295-6689 or by writing to the Secretary, CRM Holdings, Ltd., PO Box HM 2062, Hamilton HM HX, Bermuda.

You may be able to initiate householding if your bank or broker has chosen to offer such service, by following the instructions provided by your bank or broker.

PROPOSALS TO BE VOTED UPON

Proposal No. 1. ELECTION OF DIRECTORS

The Board of Directors currently consists of nine directors, who are divided into three classes of three directors. Each class of directors serves for a term of three years. Three Class I directors are to be elected at the

Annual General Meeting. If elected, these directors will hold office until their respective successors have been duly elected and qualified at the 2009 Annual General Meeting or, if earlier, their death, resignation or removal.

Allan W. Fulkerson has notified the Company that he will resign from the Board effective as of the Annual General Meeting. The Board has nominated Charles I. Johnston to serve as a Class III Director upon Mr. Fulkerson’s resignation. Mr. Johnston has agreed to be named in this proxy statement and to serve if elected. If elected, Mr. Johnston will hold office until his successor has been duly elected and qualified at the 2008 Annual General Meeting or, if earlier, his death, resignation or removal.

NOMINEES FOR DIRECTOR

Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following biographical information has been furnished by the respective nominees for election as Class I Directors:

David M. Birsner, 39, has served on the Board of Directors of the Company since September 2005. Until the closing of the Company’s initial public offering in December 2005, he had also served on the boards of the Company’s subsidiaries as: (i) a member of the board of managers of each of Compensation Risk Managers, LLC (“CRM”) since 1999, EIMAR L.L.C. (“Eimar”) since 2001, and Compensation Risk Managers of California, LLC (“CRM CA”) since 2003 and (ii) a Director of Twin Bridges (Bermuda) Ltd. (“Twin Bridges”) since 2003. Since 1996, Mr. Birsner has served as an insurance broker for and a member of the board of directors of Hickey-Finn and Company, Inc., where his responsibilities have involved insurance sales and service. Mr. Birsner graduated from Siena College with a B.A. in Marketing.

Daniel G. Hickey, Sr., 61, has served on the Board of Directors of the Company since September 2005. Until the closing of the Company’s initial public offering in December 2005, he had also served on the boards of the Company’s subsidiaries as: (i) a member of the board of managers of each of CRM since 1999, Eimar since 2001, and CRM CA since 2003 and (ii) a Director of Twin Bridges since 2003. Mr. Hickey has served as President of Hickey-Finn and Company, Inc., an insurance brokerage firm, since 1980, where his responsibilities have involved sales and management functions. Mr. Hickey graduated from Marist College with a B.A. in Psychology. Daniel G. Hickey, Sr. is the father of Daniel G. Hickey, Jr., who is our Co-Chief Executive Officer and Chairman of the Board.

Dr. Philip J. Magnarella, 69, has served on the Board of Directors of the Company since September 2005. Mr. Magnarella has significant experience working in various areas of education. From 1994 until 2004, Mr. Magnarella held various administrative and consulting positions with the Moore County Schools in Carthage North Carolina. From 2000 until 2004, Mr. Magnarella was also a program evaluator for Sandhills Community College and Hoke County Schools, both in North Carolina. Mr. Magnarella graduated from the State University College at Buffalo with a B.S. degree in Industrial Arts Education and holds an M.Ed from the State University New York at Buffalo in Counseling and Guidance, a CAS from the State University College, New Paltz, N.Y. in Education Administration, and an Ed.D from Columbia University, New York, N.Y. in Education Administration.

The following biographical information has been furnished by the nominee for election as a Class III Director:

Charles I. Johnston, 52, has not previously been a Director of the Company. Mr. Johnston served as Chief Executive Officer of Ladenburg Thalmann & Co. Inc., an investment brokerage firm, from April 2004 until March 2005. In addition, Mr. Johnston served as a managing director of Lehman Brothers, an investment banking institution, where his responsibilities included acting as the global head of the private client services group, from June 1996 until February 2004. Mr. Johnston graduated from Colgate University with a B.A. in Russian Studies and holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. BIRSNER, HICKEY AND MAGNARELLA AS CLASS I DIRECTORS AND

MR. JOHNSTON AS A CLASS III DIRECTOR. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of each nominee for director requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Proposal No. 2. ELECTION OF DIRECTOR DESIGNEES OF TWIN BRIDGES (BERMUDA) LTD.

Pursuant to Bye-Law 154 of the Bye-Laws, the board of directors of Twin Bridges must be comprised of persons (i) a majority of whom are Directors of the Company and (ii) who have been elected as director designees by the Company’s shareholders (the “Twin Bridges Directors”). If elected, the Twin Bridges Directors will hold office until their successors are duly elected and qualified at the 2007 Annual General Meeting or, if earlier, their death, resignation or removal. Your approval of the proposed Twin Bridges Directors shall constitute a direction to the Company to cause it to vote its shares in Twin Bridges to ensure that Twin Bridges’ board of directors consists of the Twin Bridges Directors. Proxies cannot be voted for a greater number of persons than the Twin Bridges Directors named. Each of the Twin Bridges Directors is a director of the Company and receives no additional remuneration for serving on the board of directors of Twin Bridges. In the event that any of the below listed Twin Bridges Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following persons constitute the Twin Bridges Directors:

Daniel G. Hickey, Jr., 39, has been a director of Twin Bridges since 2003. Mr. Hickey’s biographical information is listed below under “Management — Directors and Executive Officers.”

Martin D. Rakoff, 41, has been a director of Twin Bridges since 2003. Mr. Rakoff’s biographical information is listed below under “Management — Directors and Executive Officers.”

David M. Birsner, 39, has been a director of Twin Bridges since September 2005. Mr. Birsner’s biographical information is listed above under “Nominees for Director.”

Daniel G. Hickey, Sr., 61, has been a director of Twin Bridges since September 2005. Mr. Hickey’s biographical information is listed above under “Nominees for Director.”

Keith S. Hynes, 53, has been a director of Twin Bridges since November 2005. Mr. Hynes’ biographical information is listed below under “Management — Directors and Executive Officers.”

Charles I. Johnston, 52, has not previously been a director of Twin Bridges. Mr. Johnston’s biographical information is listed above under “Nominees for Director.”

Dr. Philip J. Magnarella, 69, has been a director of Twin Bridges since September 2005. Dr. Magnarella’s biographical information is listed above under “Nominees for Director.”

Salvatore A. Patafio, 61, has been a director of Twin Bridges since September 2005. Mr. Patafio’s biographical information is listed below under “Management — Directors and Executive Officers.”

Louis Rosner, Esq., 57, has been a director of Twin Bridges since September 2005. Mr. Rosner’s biographical information is listed below under “Management — Directors and Executive Officers.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE TWIN BRIDGES DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of each of the Twin Bridges Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Proposal No. 3. APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended to the shareholders to appoint the firm of Johnson Lambert & Co., which served as the Company’s independent registered public accounting firm for 2005, to serve as the Company’s independent registered public accounting firm for 2006. If the shareholders do not approve this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting, other independent registered public accounting firms will be considered by the Board of Directors.

A representative of Johnson Lambert & Co. is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

DIRECTOR INDEPENDENCE

The standards relied upon by the Board of Directors in affirmatively determining whether a Director is “independent,” in compliance with the rules of the Nasdaq Stock Market (“Nasdaq”), are comprised, in part, of those objective standards set forth in the Nasdaq rules, which generally provide that no Director or nominee for Director qualifies as “independent” unless the Board of Directors affirmatively determines that such person has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Specifically, the following persons may not be considered independent: (i) a Director or nominee for Director who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company; (ii) a Director or nominee for Director who accepts, or has a family member who accepts, any payments from the Company or any subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (1) compensation for Board or Board Committee service; (2) payments arising solely from investments in the Company’s securities; (3) compensation paid to a family member who is a non-executive employee of the Company or a subsidiary of the Company; (4) benefits under a tax-qualified retirement plan, or non-discretionary compensation; (5) loans from a financial institution meeting certain enumerated requirements; (6) payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, subject to certain enumerated requirements; or (7) loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended; (iii) a Director or nominee for Director who has a family member who is, or at any time during the past three years was, employed by the Company or any subsidiary of the Company as an executive officer; (iv) a Director or nominee for Director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a Director or nominee for Director who is, or has a family member who is, employed as an executive officer of another entity at any time during the past three years where any of the executive officers of the Company serves on the Compensation Committee of such other entity; and (vi) a Director or nominee for Director who is, or has a family member who is, a current partner of the Company’s independent registered public accounting firm, or was a partner or employee of the Company’s independent registered public accounting firm, who worked on the Company’s audit at any time during the past three years.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” Director of the Company: Allan W. Fulkerson, Keith S. Hynes, Dr. Philip J. Magnarella, Salvatore A. Patafio and Louis Rosner, Esq. In addition, the Board of Directors, in applying the above-referenced standards, has affirmatively determined that the nominee for Director, Charles I. Johnston, would be an “independent” Director of the Company if elected. As part of the Board’s process in making such determination, each such Director and nominee for Director provided confirmation that (a) all of the above-cited objective criteria for independence are satisfied and (b) each such Director or nominee for Director has no other relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

INDEPENDENT DIRECTORS

The Company’s Board of Directors has determined that a majority of its members meet Nasdaq’s standards for independence. See “Director Independence” above. The Company’s independent Directors will meet in executive session at least four times during 2006.

AUDIT COMMITTEE

The Company’s Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of Audit Committee members by Nasdaq and applicable United States Securities and Exchange Commission (the “SEC” or the “Commission”) rules. See “Director Independence” above.

The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and (iii) Mr. Keith S. Hynes, who is a chartered financial analyst admitted to the CFA Institute, is an Audit Committee financial expert. In making this last determination, the Board of Directors made a qualitative assessment of Mr. Hynes’ level of knowledge and experience based on a number of factors, including his formal education, past employment experience in accounting and professional certification in accounting.

The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter, included as Appendix A to this proxy statement, is reviewed annually for appropriate revisions. Copies of the charter can also be obtained free of charge on the Company’s web site, www.CRMHoldingsLtd.com, or by contacting the Company’s Corporate Secretary at the address appearing on the first page of this proxy statement.

Johnson Lambert & Co., the Company’s independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has also established procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding accounting or auditing matters. The Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.

COMPENSATION COMMITTEE

All members of the Compensation Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee Director,” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, and an “outside Director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Code. The charter, included as Appendix B to this proxy statement, is reviewed annually for appropriate revisions. Copies of the charter can also be obtained free of charge on the Company’s web site, www.CRMHoldingsLtd.com, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

All members of the Nominating and Corporate Governance Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. The Nominating and Corporate Governance Committee operates under a formal written charter that governs its duties and standards of performance. The charter, included as Appendix C to this proxy statement, is reviewed annually for appropriate revisions. Copies of the charter can also be obtained free of charge on the Company’s web site, www.CRMHoldingsLtd.com, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

As part of its duties, the Nominating and Corporate Governance Committee develops and recommends to the Board of Directors corporate governance principles. The Nominating and Corporate Governance Committee also identifies and recommends individuals for Board of Directors membership. To be considered for membership on the Board of Directors, a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Nominating and Corporate Governance Committee’s view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

In connection with each of the Company’s Annual General Meetings, the Nominating and Corporate Governance Committee will consider candidates for Director recommended by shareholders upon written notice of an intent to make such a recommendation. Recommendations must be made by written notice and received by the Company no more than 150 days and no less than 120 days prior to the date of the first anniversary of the notice convening the previous year’s Annual General Meeting. Consequently, any such recommendation for consideration by the Nominating and Corporate Governance Committee with respect to the Company’s 2007 Annual General Meeting must be made no earlier than November 8, 2006 nor later than December 8, 2006. Recommendation submissions must set forth:

(i) the name and address, as it appears in the register of shareholders, of the shareholder who intends to make such nomination;

(ii) a representation that the shareholder is a holder of record of shares entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination;

(iii) the class and number of shares which are held by the shareholder;

(iv) the name and address of each individual to be nominated;

(v) a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder;

(vi) a description of all material personal and business relationships between the shareholder and any such nominee during the preceding ten (10) years;

(vii) such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

(viii) the signed consent of any such nominee to serve as a Director, if so elected; and

(ix) the certification of any such nominee as to the accuracy and completeness of the information provided in such submission.

Pursuant to the above procedures, once the Nominating and Corporate Governance Committee has identified prospective nominees, background information will be solicited on the above candidates, following which they will be investigated, interviewed and evaluated by the Nominating and Corporate Governance Committee, which will then report to the Board of Directors. No distinctions will be made as between internally recommended candidates and those recommended by shareholders.

All Director nominees named in this proxy statement met the Board’s criteria for membership and were recommended by the Nominating and Corporate Governance Committee for election by shareholders at this Annual General Meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, portions of which Code of Business Conduct and Ethics are intended to meet the definition of a “code of ethics” under applicable SEC rules. The Code is applicable to all Directors, officers and employees, including the co-chief executive officers, chief financial officer and persons performing similar functions. Copies of the Code of Business Conduct and Ethics can be obtained free of charge from the Company’s web site, www.CRMHoldingsLtd.com, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with the Board of Directors, or specific individual Directors, may do so by directing a written request addressed to such Directors or Director at the address appearing on the first page of this proxy statement. All communications directed to members of the Board of Directors will be relayed to the intended Director(s).

ADDITIONAL INFORMATION REGARDING THE BOARD

MEETINGS.  During 2005, the Board of Directors met 7 times. David M. Birsner, Allan W. Fulkerson, Keith S. Hynes, Martin D. Rakoff and Louis Rosner each attended fewer than 75% of the total number of meetings of the Board of Directors and any committee on which such Director served.

BOARD COMMITTEES.  There was no meeting of the Audit Committee in 2005. The Audit Committee consists of Messrs. Hynes (Chairperson), Fulkerson and Patafio. Among other duties, the Audit Committee recommends the selection of the Company’s independent auditors; reviews and recommends action by management and the independent auditors regarding the Company’s quarterly and annual reports filed with the SEC; discusses the Company’s audited financial statements with management and the independent auditors; and reviews the scope and results of the independent audit and any internal audit.

The Compensation Committee met five times in 2005. The Compensation Committee consists of Messrs. Patafio (Chairperson) and Magnarella. Among other duties, the Compensation Committee evaluates the performance of the Company’s principal officers, recommends to the Board of Directors the selection and compensation of principal officers and administers the Company’s compensation plans.

The Nominating and Corporate Governance Committee met one time in 2005. The Nominating and Corporate Governance Committee consists of Messrs. Magnarella (Chairperson), Patafio and Rosner. The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board and developing and recommending a code of business conduct and ethics and corporate governance principles.

The Company does not have a policy with regard to members of the Board of Directors attendance at annual shareholder meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Magnarella and Patafio, neither of whom were officers or employees of the Company during 2005. During 2005, none of the Company’s executive officers served as a Director or member of the Compensation Committee (or other board committee performing similar functions or, in the absence of such a committee, the entire Board of Directors) of any entity of which either Mr. Magnarella or Mr. Patafio was an executive officer, nor did any of the Company’s executive officers serve as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of such a committee, the entire Board of Directors) of any entity for which any of the Company’s Directors served as an executive officer.

THE BOARD AND BOARD COMMITTEES

Nominating and
Corporate
	Audit	Compensation	Governance
Name	Committee	Committee	Committee

Daniel G. Hickey Jr.
Martin D. Rakoff
David M. Birsner
Allan W. Fulkerson*	X
Daniel G. Hickey Sr.
Keith S. Hynes*	CHAIR
Dr. Philip J. Magnarella*		X	CHAIR
Salvatore A. Patafio*	X	CHAIR	X
Louis Rosner, Esq.*			X
Number of meetings in 2005	0	5	1

*	Independent Director

RELATED PARTY TRANSACTIONS

The Company conducts business with Hickey-Finn and Company, Inc., (“Hickey-Finn”), an insurance broker whose owners include Daniel G. Hickey, Sr., one of the Company’s Directors and an existing shareholder and the father of Daniel G. Hickey, Jr., the Company’s Co-Chief Executive Officer and Chairman of the Board. The Company pays broker commissions to Hickey-Finn for business placed with several of the self-insured groups that the Company manages. In addition, the Company leases office space and purchases various liability, property and casualty insurance coverage from Hickey-Finn. For the years ended December 31, 2005, 2004 and 2003, the Company paid Hickey-Finn for its services and operating expenses $282,782, $269,093 and $302,341 respectively. David M. Birsner, one of the Company’s Directors and an existing shareholder, is also a director of Hickey-Finn.

Eimar maintains office space in Poughkeepsie, New York. The offices consist of approximately 2,800 square feet and the term of the lease expires on June 1, 2006. The annual lease payments for these premises are approximately $40,000. One of the lessors under this lease is Daniel G. Hickey, Sr.

CRM has entered into a revolving credit facility with KeyBank National Association (“KeyBank”), under which CRM is entitled to borrow up to $5,000,000 until June 30, 2006. All of CRM’s obligations under the facility are secured by a lien on substantially all of CRM’s assets and, until October 2005, were also personally guaranteed by its interestholders, including (i) Daniel G. Hickey, Jr., the Company’s Co-Chief Executive Officer and Chairman of the Board, (ii) Martin D. Rakoff, the Company’s Co-Chief Executive Officer and Deputy Chairman of the Board, (iii) Daniel G. Hickey, Sr., one of the Company’s directors and the father of Daniel G. Hickey, Jr. (iv) Village Holdings, LLC, of which Louis D. Viglotti, the Company’s General Counsel and Secretary, is a member and (v) David M. Birsner, one of the Company’s directors. Twin Bridges has entered into a loan agreement with KeyBank under which Twin Bridges is entitled to draw letters of credit in the principal amount of up to $6,500,000, which agreement expires on June 30, 2006. The loan agreement contains covenants similar to the covenants in CRM’s revolving facility described above. The borrowings outstanding under it have been guaranteed by CRM, CRM CA, Eimar and Agency Captive. In addition, Twin Bridges has entered into a second letter of credit loan facility under which it was entitled to draw letters of credit in the principal amount of up to $7,500,000. This agreement also expires on June 30, 2006. Borrowings under the second credit facility are secured by investments, cash and cash equivalents held in a carrying value of equal amount.

Prior to the completion of the Company’s initial public offering in December 2005, CRM’s non-management interestholders had been entitled to distributions made by CRM in certain guaranteed amounts that were paid as part of selling, general and administrative expenses. Two of CRM’s non-management interestholders had been entitled to annual guaranteed payments of $80,000, and one of CRM’s non-management interestholders had been entitled to annual guaranteed payments of $20,000, in addition to any distributions that generally were made to all interestholders from net income. For the years ended December 31, 2005 and 2004, Daniel G. Hickey, Sr., one of the Company’s directors and the father of Daniel G. Hickey, Jr., the Company’s Co-Chief Executive Officer and Chairman of the Board, and Village Holdings LLC, of which Louis J. Viglotti, the Company’s General Counsel and Secretary, is a member, each received guaranteed payments of $77,780 and $80,000, respectively, from CRM. In addition, David M. Birsner, one of the Company’s Directors, received guaranteed payments of $19,347 and $20,000, respectively, from CRM for the years ended December 31, 2005 and 2004. These guaranteed payments were made to such interestholders who were not employees to provide a minimum return on their investment. These guaranteed payments ceased upon the closing of the Company’s offering in December 2005 and similar arrangements will not be offered to any shareholders in the future.

Louis Rosner, one of the Company’s directors, had provided legal services to CRM from time to time. Since the Company’s initial public offering, the Company has not retained and does not intend to retain his legal services in the future.

MANAGEMENT — DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers and directors

Name	Age	Position

Daniel G. Hickey, Jr.(3)	39	Co-Chief Executive Officer and Chairman of the Board
Martin D. Rakoff(3)	41	Co-Chief Executive Officer and Deputy Chairman of the Board
Louis J. Viglotti, Esq.	49	General Counsel and Secretary
Chester J. Walczyk	51	Chief Operating Officer
James J. Scardino	52	Chief Financial Officer
David M. Birsner(1)	39	Director
Allan W. Fulkerson(3)(4)	72	Director
Daniel G. Hickey, Sr.(1)	61	Director
Keith S. Hynes(2)	53	Director
Dr. Philip J. Magnarella(1)	69	Director
Salvatore A. Patafio(2)	61	Director
Louis Rosner, Esq.(2)	57	Director
Charles I. Johnston(5)	52	Director Nominee

(1)	Denotes Class I Director with term expiring in 2006.

(2)	Denotes Class II Director with term expiring in 2007.

(3)	Denotes Class III Director with term expiring in 2008.

(4)	Mr. Fulkerson has notified the Company that he will resign from the Board effective as of the Annual General Meeting

(5)	Mr. Johnston has been nominated for election as a Director at the Annual General Meeting. If elected, he would be a Class III Director with a term expiring in 2008.

Set forth below is certain biographical information on each of the Company’s Directors and executive officers (other than Messrs. Birsner, Hickey, Sr., Magnarella and Johnston, for whom such information is provided above under “— Nominees for Directors”):

Daniel G. Hickey, Jr. —  Co-Chief Executive Officer and Chairman of the Board.  Mr. Hickey has served as the Company’s Co-Chief Executive Officer and Chairman of the Board since September 2005, and has served as President of CRM since its formation in 1999. He also has served as President of Eimar and CRM CA, since 2001 and 2003, respectively, and as Chairman of the Board of Twin Bridges since 2003. Mr. Hickey has more than 15 years of insurance industry experience. Mr. Hickey graduated from Northeastern University with a B.A. in Finance (with concentrations in insurance and investments). Daniel G. Hickey, Jr. is the son of Daniel G. Hickey, Sr., who is a director of the Company.

Martin D. Rakoff — Co-Chief Executive Officer and Deputy Chairman of the Board.  Mr. Rakoff has served as the Company’s Co-Chief Executive Officer and Deputy Chairman of the Board since September 2005, and has served as Chief Executive Officer of CRM since its formation in 1999. He also has served as Chief Executive Officer of Eimar and CRM CA since 2000 and 2003, respectively, and as Deputy Chairman of the Board of Twin Bridges since 2003. He began his career in 1986, as a national administrator and has since developed significant experience working in claims administration. Mr. Rakoff graduated from Temple University with a B.A. in Journalism.

Louis J. Viglotti, Esq. — General Counsel and Secretary.  Mr. Viglotti has served as the Company’s General Counsel and Secretary since September 2005 and has served as General Counsel of CRM since 2001, and has served as General Counsel of Eimar and CRM CA since 2001 and 2003, respectively. He also has served as a Director of Twin Bridges since 2003. Mr. Viglotti has over 20 years of legal experience. Prior to 2001, he was a partner in the law firm of Vergilis, Stenger, Roberts, Pergament & Viglotti in Poughkeepsie, New York, and he continues to be associated with such firm as a contract attorney. Mr. Viglotti graduated from Marist College, with a B.A. in Pre-Law and holds a J.D. from Pace University School of Law.

Chester J. Walczyk — Chief Operating Officer.  Mr. Walczyk has served as the Company’s Chief Operating Officer since September 2005 and has served as Vice President of Loss Control of CRM from 2000 to January 2003, when he was promoted to Senior Vice President of Loss Control and Risk Management, which position he also held with regard to CRM CA from October 2003. In November 2004, he became Chief Operating Officer of CRM CA. In July 2005, he became Chief Operating Officer of CRM. Mr. Walczyk began his career in the industry in 1980 as a Loss Control Consultant. Mr. Walczyk holds the professional designation of Associate in Risk Management (ARM) and has significant experience in the areas of risk management, underwriting, product development and marketing, which he has used to develop and present training seminars throughout the country. Mr. Walczyk graduated from the State University of New York at Buffalo with a B.S. in Industrial Technology.

James J. Scardino — Chief Financial Officer.  Mr. Scardino has served as the Company’s Chief Financial Officer since September 2005 and has served as Senior Vice President and Chief Financial Officer of CRM since August 2005. From 2003 to 2005, Mr. Scardino held the position of Senior Vice President, Finance with RSC Insurance Brokerage, Inc., where his responsibilities included financial management. From March 2000 until May 2003, Mr. Scardino was Executive Vice President of Allied American Insurance Agency, Inc., where he was responsible for program management. Mr. Scardino graduated from the University of California, Berkeley with a B.A. in Anthropology and holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

Allan W. Fulkerson — Director.  Mr. Fulkerson has served as a member of the Company’s board of directors since November 2005. From 1994 through December 2004, Mr. Fulkerson has served as President and Director of Century Capital Management, Inc., an investment management firm specializing in both private and public equity investing in the financial services and risk management industries. In addition, he served as Chairman of Century Shares Trust from June 1976 to January 2004. His current directorships include: Argonaut Group, Inc; Asset Allocation and Management, LLC; HCC Insurance Holdings, Inc.; and Montpelier RE Holdings, Ltd. Previously-held directorships include: SCUUL, Ltd.; Tempest Reinsurance Co.; Terra Nova (Bermuda) Holdings, Inc.; and Wellington Underwriting plc. Mr. Fulkerson graduated from Williams College with a B.A. in American History and Literature.

Keith S. Hynes — Director.  Mr. Hynes has served as a member of the Company’s board of directors since November 2005. Mr. Hynes has served as Executive Vice President and Chief Financial Officer of Max Re Capital Ltd. since September 1999. Mr. Hynes has served as President of Grand Central Re since May 2001, and as a director of Max Europe Holdings and Max Insurance Europe since June 2003, a director of Max Re Diversified since October 2001, a director of Max Re Managers since January 2001 and a director of Max Re Europe since April 2000. From 1994 to 1999, Mr. Hynes held various senior management positions at

Renaissance Re Holdings, Ltd. Prior to such time, Mr. Hynes held various positions, including Chief Financial Officer, at Hartford Steam Boiler Inspection and Insurance Co. From 1978 to 1983, he held various positions at Aetna Life and Casualty Company. Mr. Hynes is a chartered financial analyst admitted to the CFA Institute and has served as a director of DaVinciRe Holdings Ltd. since 2001. Mr. Hynes graduated from the State University of New York at Albany with a B.S. in math and computer science and holds an M.B.A. in Finance and Accounting from the Amos Tuck School of Business at Dartmouth College.

Salvatore A. Patafio — Director.  Mr. Patafio has served as a member of the Company’s board of directors since September 2005. Mr. Patafio has over 30 years of extensive experience in various aspects of human resources with IBM Corporation, most recently as Human Resources Manager, Commercial Alliances. From 2002 until 2004, Mr. Patafio held the position of Manager of Human Resources at Micron Technology. For more than five years prior to 2002, Mr. Patafio was a Human Resources Consultant at Dominion Semiconductor L.L.C. He is a graduate of the University of Bridgeport with a B.S. in Industrial and Labor Relations.

Louis Rosner, Esq. — Director.  Mr. Rosner has served as a member of the Company’s board of directors since September 2005. Mr. Rosner has been involved in the private practice of law, concentrating in employment, labor relations and related business matters, since 1981. Prior to such time he was a Board Attorney and Litigation Specialist with the National Labor Relations Board. Mr. Rosner graduated from Cornell University with a B.S. degree and holds a J.D. from Antioch School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the total number and percentage of our voting common shares beneficially owned as of March 28, 2006 by: (1) each person known to the Company to be the beneficial owner of more than 5% of any class of our outstanding voting shares; (2) each of the Company’s Directors; (3) each of the Company’s executive officers; and (4) all of the Company’s executive officers and Directors as a group. Except as otherwise noted below, the address of each of the persons in the table is c/o CRM Holdings Ltd., P.O. Box HM 2062, Hamilton HM HX, Bermuda.

	Shares Beneficially Owned
Beneficial Owner	Number(1)		Percent

Daniel G. Hickey, Sr.	1,803,690		11.7
Daniel G. Hickey, Jr.	1,529,690	(2)	9.9
Martin D. Rakoff	1,529,690	(3)	9.9
Louis J. Viglotti	390,738		2.5
Chester J. Walczyk	0		*
James J. Scardino	0		*
David M. Birsner	405,355		2.6
Allan W. Fulkerson	0		*
Keith S. Hynes	0		*
Dr. Philip J. Magnarella	1,500		*
Salvatore A. Patafio	0		*
Louis Rosner, Esq.	1,000		*
Executive officers and directors as a group	5,661,663		36.6

(1)	Does not include the issuance of 118,852 restricted common shares to certain of our employees and 3,365 restricted common shares to the Company’s non-employee directors on December 29, 2005 that will vest over three equal annual installments commencing one year thereafter. Such restricted common shares are not deemed to be outstanding under the laws of Bermuda until they vest.

(2)	Does not include 395,000 class B shares, which are non-voting shares, equal to 50.0% of the outstanding class B shares.

(3)	Does not include 395,000 class B shares, which are non-voting shares, equal to 50.0% of the outstanding class B shares.

*	Less than 1%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by the Company with respect to fiscal year 2005, or written representations from certain reporting persons during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to the Directors, officers and greater than 10% shareholders were complied with by such persons, except as hereinafter described. Due to the unavailability of SEC Edgar codes, the reports on Form 3 representing the initial holdings for Daniel G. Hickey, Sr., Daniel G. Hickey, Jr., Martin D. Rakoff, Louis J. Viglotti, Chester J. Walczyk, James J. Scardino, David M. Birsner, Allan W. Fulkerson, Dr. Philip J. Magnarella, Salvatore A. Patafio, Louis Rosner, Esq. and Reid Finance Limited were submitted one day late. Dr. Philip J. Magnarella further failed to file a Form 4 representing his purchase of 1,500 shares on December 27, 2005. A Form 5 was filed in connection with such purchase on March 28, 2006.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE ROLE

The Compensation Committee of the Board of Directors is currently responsible for the Company’s compensation programs for its executive officers. The Compensation Committee was formed on September 8, 2005 and is responsible for establishing the compensation of the Company’s executive officers, including salaries, bonuses, termination arrangements and benefits. The Compensation Committee is also responsible for the administration of the Company’s 2005 Long-Term Incentive Plan, including the amounts and terms of grants thereunder.

COMPENSATION PHILOSOPHY

The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company’s employees. The Company’s compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses are designed to reward and provide incentives for individual contributions as well as overall Company performance.

The Compensation Committee monitors the implementation of the Company’s executive compensation policies. The Company’s policies with respect to these elements, including the basis for the compensation awarded to the Company’s executive officers, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits.

TOTAL COMPENSATION

Compensation for executive officers comprises both short-term and longer-term elements and consists of three (3) components: base salary, incentive bonus and other stock-based incentives (e.g., stock options and restricted stock). The short-term elements are base salary and incentive bonus and the longer-term elements are the stock-based initiatives. The criteria for determining the Co-Chief Executive Officers’ and other executive officers’ base salaries, incentive bonuses and stock-based incentives include level of responsibility, corporate performance, achievement of individually established goals, personal contribution to the Company’s success, experience, expertise and market data for the Company’s competitors in the insurance industry. Factors that are evaluated to determine each executive officer’s individual contribution include his strategic vision, leadership and management skills, technical skills and judgment in performing his tasks. The Board of Directors and Compensation Committee believe that the annual base salaries, cash bonuses and stock-based incentives are consistent with the compensation range established for such positions based on the factors noted above and the specified executives’ prior experience and managerial expertise, and their knowledge of the Company’s operations and the insurance industry.

BASE SALARIES

The Company has established competitive annual base salaries for as set forth in employment agreements with such executive officers. The annual base salaries for Messrs. Hickey, Jr., Rakoff and Viglotti reflect the subjective judgment of the Compensation Committee based on the consideration of the executive officer’s position and tenure with the Company, the Company’s needs, and the executive officer’s individual performance, achievements and contributions to the Company.

ANNUAL CASH BONUSES

The Company’s executive officers are eligible for discretionary annual cash bonuses. Pursuant to their employment agreements, Messrs. Hickey and Rakoff are eligible to receive annual incentive awards to be determined by the Compensation Committee, with a target award opportunity of 100 percent of base salary and a maximum award opportunity of no less than 200 percent of such salary. Pursuant to his employment agreement, Mr. Viglotti is eligible to receive an annual incentive award with a target award opportunity of 50 percent of base salary and a maximum award opportunity of 75 percent of such salary.

STOCK-BASED INCENTIVES

The Company’s 2005 Long-Term Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted shares, stock appreciation rights, performance awards, restricted share units, phantom shares and other share based awards to the Company’s employees, consultants and directors, and employees, consultants and directors of the Company’s subsidiaries and affiliates.

The Compensation Committee administers the 2005 Long-Term Incentive Plan. The Company believes that stock based incentives may be appropriately granted to emphasize the importance of improving stock price performance and increasing shareholder value over the long-term, and to encourage executives to own the Company’s common shares.

EMPLOYMENT AGREEMENTS

The Company retained an outside compensation consultant to advise the Compensation Committee with regard to employment agreements, participation in the 2005 Long-Term Incentive Plan and the recommended mix of salary, bonuses and stock based incentives for the Company’s top senior executives. The outside consultant reviewed the existing employment arrangements between the Company and its senior executives and also surveyed other peer companies both in size and type of industry. The outside consultant made recommendations to the Compensation Committee in a report dated December 1, 2005 regarding salary ranges and commonly used stock-based incentives, structure, design and content of proposed annual and long-term incentive plans, length of the employment agreements, typical employment contracts provisions for senior executives, the length and amount of severance payment due in the event the executive’s employment is terminated without “cause” or in the event his employment is terminated as a result of a “change of control” as those phrases are defined in the employment agreement.

After reviewing the report from the Company’s outside consultant, the Compensation Committee retained its own outside compensation consultant and reviewed the employment agreements between the Company and Messrs. Hickey and Rakoff as well as the employment agreement, between the Company and Mr. Viglotti. The Compensation Committee reviewed the employment agreements’ provisions with respect to the compensation ranges and other provisions discussed by the Company’s outside compensation consultant and the Compensation Committee’s outside compensation consultant.

SECTION 162(m) LIMITATIONS

Section 162(m) of the Code limits the federal income tax deduction for compensation paid each year in excess of $1 million to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and its next four most highly compensated executive officers) unless such compensation constitutes qualified performance-based compensation. Pursuant to a transition rule in the regulations promulgated under section 162(m), the $1 million limit under Section 162(m) does not immediately apply to certain remuneration paid by a company, such as CRM Holdings, that becomes a publicly-held corporation as the result of an initial public offering (“IPO”). This temporary exclusion from the $1 million limit applies to amounts paid in the future pursuant to any compensation plan or agreement that existed during the period in which CRM Holdings was not publicly traded, provided that the prospectus accompanying the IPO disclosed information about such compensation plans and agreements that satisfied all applicable securities laws then in effect. CRM Holdings can rely on this exception until the earliest of the following events: (i) the expiration of the compensation plan or agreement; (ii) CRM Holdings materially modifies the compensation plan or agreement by increasing the amount of compensation payable or accelerating payment without reducing such amount to reflect the time value of money; (iii) the issuance of all employer stock or other compensation allocated under the compensation plan or agreement; or (iv) the first meeting of shareholders of CRM Holdings at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the IPO occurs. For stock-based compensation, the Section 162(m) regulations provide that the exception from the $1 million deduction limit will apply to any compensation received pursuant to the exercise of a stock option or stock appreciation right, or the substantial vesting of restricted property, if the grant of such stock-based compensation occurs on or before the earliest of the foregoing events. Thus, compensation attributable to the vesting of restricted stock awards and the exercise of stock options which are granted after the IPO but before the earliest of the foregoing events should not be subject to the $1 million deduction limitation. Other CRM Holdings compensation arrangements will not be subject to the Section 162(m) deduction limits until the earliest of the foregoing events.

CO-CHIEF EXECUTIVE OFFICER COMPENSATION

Daniel G. Hickey, Jr. serves as the Company’s Chairman of the Board and Co-Chief Executive Officer. Martin D. Rakoff serves as the Company’s Deputy Chairman of the Board and Co-Chief Executive Officer. The Compensation Committee determined Messrs. Hickey’s and Mr. Rakoff’s compensation going forward after the Company closed its initial public offering on December 27, 2005. In determining their compensation pursuant their respective employment agreements, dated November 3, 2005 but effective as of December 27, 2005, the Compensation Committee considered a number of important factors, particularly their continued highly effective leadership in establishing and improving the Company’s financial performance, managing the growth of the Company’s senior staff and employees and the consummation of the Company’s initial public offering.

Mr. Hickey’s and Mr. Rakoff’s compensation program strikes an appropriate balance between salary and variable compensation arrangements, consistent with the Company’s compensation policies for employees in general. The short-term (cash) and long-term (equity) incentives are tied to the Compensation Committee’s evaluation of Mr. Hickey’s and Mr. Rakoff’s and the Company’s performance as a whole. A large part of Mr. Hickey’s and Mr. Rakoff’s overall compensation is thus tied to Company performance and to the creation of shareholder value.

Because the employment agreements for Messrs. Hickey and Rakoff did not become effective until December 27, 2005, the Compensation Committee’s determinations did not play a significant role in establishing compensation for the Company’s Co-Chief Executive Officers for 2005. As a part of its annual review of the executive compensation program and strategies, the Compensation Committee has reviewed Mr. Hickey’s and Mr. Rakoff’s aggregate compensation and equity-based awards that are planned for 2006. The Compensation Committee believes that Mr. Hickey’s and Mr. Rakoff’s overall compensation is reasonable when compared with the compensation of chief executives of comparable companies, especially in view of the outstanding performance achieved by the Company.

The Compensation Committee determined the annual base salary for each of Mr. Hickey and Mr. Rakoff at $650,000. The base salaries are believed to be competitive with those of similar organizations within the financial services industry. The base salaries are the only “fixed” component of the reward program and represent less than 26% of the reward program at target levels of payout when performance goals are met, and approximately 13% of the total reward program at maximum levels of payout. The relatively small fixed amount of salary is consistent with a pay-for-performance philosophy.

The Compensation Committee then considered three key factors in establishing the performance levels to be applied in determining short-term incentive compensation for Mr. Hickey and Mr. Rakoff: (i) the level of performance outlined in the Company’s financial projections for 2006, (ii) the level of performance that should be expected from organizations in the same or similar industry; and (iii) the past performance of the Company. Based on these considerations, the Compensation Committee and the Board of Directors determined Mr. Hickey’s and Mr. Rakoff’s short-term incentive compensation based on a “2-for-1” leverage factor based on a performance target level of $17 million in net income, as follows:

•	If the Company achieves $17 million of net income, each of Messrs. Hickey and Rakoff would receive a bonus award at the target payment, which is 100% of base salary, or $650,000;

•	If the Company achieves $8.5 million of net income, each of Messrs Hickey and Rakoff would receive the first dollar of the bonus award (although no bonus award would be paid for net income below $8.5 million); and

•	If the Company achieves $25.5 million of net income, each of Messrs Hickey and Rakoff would receive a bonus award at 200% of base salary, or $1,300,000.

Therefore, the target bonus award of $650,000, would be effectively doubled by an $8.5 million addition, or negated by an $8.5 million reduction, in the Company’s net income. The Compensation Committee is in the process of considering long-term incentive compensation incentives for Messrs. Hickey and Rakoff.

COMPENSATION COMMITTEE:

Salvatore A. Patafio (Chairman)
Dr. Philip J. Magnarella

SUMMARY COMPENSATION TABLE

The following table sets forth the salaries and bonuses earned by the Company’s Co-Chief Executive Officers and each of the Company’s other three executive officers during the year ended December 31, 2005, 2004 and 2003. These individuals are referred to as the “named executive officers”.

The Company’s 2005 Long-Term Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted shares, stock appreciation rights, performance awards, restricted share units, phantom shares and other share based awards to the Company’s employees, consultants and directors, and employees, consultants and directors of the Company’s subsidiaries and affiliates.

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Awards(s)	Options/	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)(1)	SARs (#)	($)	($)(2)

Daniel G. Hickey, Jr.	2005	262,004	803,559	—	—	—	—	33,157
Co-Chief Executive	2004	250,000	692,383					10,750
Officer	2003	250,000	431,906					32,049
Martin D. Rakoff	2005	262,004	803,559	—	—	—	—	14,908
Co-Chief Executive	2004	250,000	692,383					3,925
Officer	2003	250,000	431,906					16,229
Louis J. Viglotti	2005	251,528	—	—	—	—	—	29,253
General Counsel	2004	250,000	—					4,016
	2003	189,088	—					25,960
Chester J. Walczyk	2005	137,250	15,000	—	97,500	—	—	22,009
Chief Operating	2004	112,306	9,500					10,779
Officer	2003	96,136	10,000					10,442
James J. Scardino	2005	107,671	—	—	195,000	—	—	—
Chief Financial Officer

(1)	These amounts are composed of shares granted under the 2005 Long-Term Incentive Plan, all of which shares will vest in three equal installments, commencing on the first anniversary of their date of grant. None of these shares is deemed outstanding under the laws of Bermuda until such shares vest. As of December 31, 2005, Mr. Walczyk’s 7,500 restricted shares had a fair value of $97,575 and Mr. Scardino’s 15,000 shares had a fair value of $195,150. The Company does not pay dividends on restricted shares.

(2)	These amounts are composed of life insurance policies for the benefit of the officers, health insurance, vehicle allowances, vehicle insurance and 401(k) matching contributions.

EQUITY COMPENSATION PLAN TABLE

The following table presents information as of December 31, 2005, regarding the six compensation plans of the company under which common stock may be issued to employees and non-employees as compensation.

Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued upon	Weighted Average	Compensation Plans
	Exercise of	Exercised Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, warrants	Options, Warrants	Reflected in
	and Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	89,579 (1)	—	1,410,421 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	89,579 (1)	—	1,410,421 (2)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights are exclusively restricted stock units. These awards are not reflected in column (b) as they do not have any exercise price.

(2)	As of December 31, 2005, there were 1,410,421 shares remaining of a total of 1,500,000 authorized under the 2005 Plan. Of these shares, no more than 1,000,000 may be issued upon exercise of incentive stock options under the plan.

STOCK OPTION GRANTS

As of December 31, 2005, the Company has not granted any stock options or stock appreciation rights (“SARs”) to the Company’s Co-Chief Executive Officers or any of the Company’s other named executive officers.

EMPLOYMENT AGREEMENTS

The Company has employment agreements with its Co-Chief Executive Officers, Daniel G. Hickey, Jr. and Martin D. Rakoff, and its General Counsel, Louis J. Viglotti, that became effective on December 27, 2005 upon the closing of the Company’s initial public offering and will expire on the fifth anniversary of such date, unless terminated earlier. After the initial five-year term, the term of each agreement shall be automatically renewed for successive one-year terms, unless either party delivers notice to the other party of its intention not to renew the term of the agreement. However, if a change of control occurs during the term, the term shall not expire earlier than two years after the date of such change of control. Any non-renewal of either employment agreement by the Company prior to the executive’s 62nd birthday shall be treated as a termination by the Company without cause, resulting in the severance payments described below. However, in the event that Messrs. Hickey, Rakoff or Viglotti are terminated for cause, they will not be entitled to a severance payment.

Compensation and Severance Arrangements for Messrs. Hickey and Rakoff

During the term, Messrs. Hickey and Rakoff will each serve as members of the Company’s Board. The agreements each provide for an annual base salary of not less than $650,000, which will be reviewed by the Compensation Committee for increase no less than annually. Each of Messrs. Hickey and Rakoff will also be eligible to receive an annual incentive award with a target award opportunity of 100% of his current base salary and a maximum bonus opportunity of no less than 200% of such salary based on performance criteria as determined annually by the Compensation Committee. If the criteria established by the Compensation Committee are not met, then Messrs. Hickey and Rakoff could receive no bonus if so determined by the Compensation Committee. Each of Messrs. Hickey and Rakoff will further be eligible to receive an additional producer incentive bonus of 2.5% of our net income, provided that net income is not less than $25,000,000. After the initial operating period in which net income reaches $25,000,000, the Compensation Committee may adjust all factors used to determine the producer incentive bonus. In addition, Messrs. Hickey and Rakoff will be eligible to participate in the Company’s long-term incentive compensation programs, as determined by the Compensation Committee, provided that the total compensation package (including base salary, the annual incentive award, the producer incentive bonus and the long-term incentive compensation) is targeted at no less than the 75th percentile of an appropriate group of peer companies as determined by the Compensation Committee. Each executive also has the right to lease a private aircraft for business purposes provided that he determines that such travel is reasonable.

If the Company terminates the employment agreement of either Mr. Hickey or Mr. Rakoff without cause, as defined in the employment agreement, prior to the end of the term, or if either Mr. Hickey or Mr. Rakoff terminates his employment for good reason, as defined in the employment agreement, the executive will be entitled to receive: (i) his base salary up to the time of termination and the balance of any unpaid incentive award earned as of December 31 of the prior year; (ii) any pro rata unpaid annual incentive award and producer incentive bonus payable for the year in which termination occurs, assuming target performance would have been achieved; (iii) other additional benefits then due or earned under the Company’s applicable plans and programs; (iv) the continuation of any welfare benefit programs for 36 months; and (v) the immediate vesting of stock options and performance awards and the right to exercise such awards within one year, the removal of all restrictions on restricted stock and deferred stock units and the vesting and settlement of any performance awards at target award levels. Such executive also will be entitled to receive severance pay equal to three times the sum of (A) such executive’s base salary immediately prior to the termination date and (B) the higher of (x) the annual incentive opportunity for the year in which the termination occurs assuming target performance would have been achieved and (y) the average annual incentive payment received over the prior two years and (C) the greatest producer incentive bonus received by such executive for any of the three operating periods immediately preceding the termination date. If the Company terminates the employment agreement of either Mr. Hickey or Mr. Rakoff for cause, or if either executive voluntarily terminates his employment, such executive will be entitled to any unpaid base salary up to the time of termination plus the balance of any unpaid incentive award earned as of December 31 of the prior year and other benefits then due or earned under our applicable plans and programs. Upon termination for cause, such executive’s equity awards will be settled in accordance with the terms and conditions of the applicable grant agreements.

Compensation and Severance Arrangements for Mr. Viglotti

Mr. Viglotti’s employment agreement provides for an annual base salary of not less than $300,000, which will be reviewed by the Compensation Committee for increase no less than annually. Mr. Viglotti will also be eligible to receive an annual incentive award with a target award opportunity of 50% of his current base salary and a maximum bonus opportunity of no less than 75% of such salary based on performance criteria as determined annually by the Company’s Compensation Committee. If the criteria established by the Compensation Committee are not met, then Mr. Viglotti could receive no bonus if so determined by the Compensation Committee. In addition, Mr. Viglotti will be eligible to participate in our long-term incentive compensation programs, as determined by the Compensation Committee.

If the Company terminates Mr. Viglotti’s employment agreement without cause, as defined in the employment agreement, prior to the end of the term, or if Mr. Viglotti terminates his employment for good reason, as defined in the employment agreement, he will be entitled to receive: (i) his base salary up to the time of termination and the balance of any unpaid incentive award earned as of December 31 of the prior year; (ii) any pro rata unpaid annual incentive award payable for the year in which termination occurs, assuming target performance would have been achieved; (iii) other and additional benefits then due or earned under our applicable plans and programs; (iv) the continuation of any welfare benefit programs for 12 months; and (v) the immediate vesting of stock options and performance awards and the right to exercise such awards within one year, the removal of all restrictions on restricted stock and deferred stock units and the vesting and settlement of any performance awards at target award levels. Such executive also will be entitled to receive severance pay equal to the sum of (A) such executive’s base salary immediately prior to the termination date and (B) the higher of (x) the annual incentive opportunity for the year in which the termination occurs assuming target performance would have been achieved and (y) the average annual incentive payment received over the prior two years. If the Company terminates the employment agreement of Mr. Viglotti for cause, or if he voluntarily terminates his employment, he will be entitled to any unpaid base salary up to the time of termination plus the balance of any unpaid incentive award earned as of December 31 of the prior year and other benefits then due or earned under our applicable plans and programs. Upon termination for cause, his equity awards will be settled in accordance with the terms and conditions of the applicable grant agreements.

  Other General Terms

If Messrs. Hickey, Rakoff or Viglotti become subject to excise taxes equal to or exceeding 20% of any severance payments which the Company is obligated to pay, the Company has agreed to make a gross-up payment for any excise taxes to which such executive may become subject, such that after payment by such executive of all taxes and interest and penalties with respect to such taxes imposed upon the gross-up payment, the executive retains an amount of the gross-up payment equal to the excise taxes.

Cause, good reason and change of control are defined as follows:

Cause includes: (i) willful breach of the confidentiality, litigation cooperation, nondisparagement, non-disclosure, non-competition or non-solicitation provisions of the employment agreement; (ii) conviction of, or plea of nolo contendere to, any felony that is materially and demonstrably injurious to our financial condition or reputation; (iii) willful gross neglect or misconduct in the performance of duties under the employment agreement that is demonstrably injurious to our financial condition or reputation; or (iv) misconduct resulting in a restatement of the Company’s financial statements due to material noncompliance with the financial reporting requirements of the Sarbanes-Oxley Act of 2002.

Good reason includes: (i) a material adverse change to the executive in his positions, titles or offices, status, rank, nature of responsibilities, or authority within us and our subsidiaries, or his removal from or failure to re-elect him to or nominate him to any such positions or offices, including as a member of the Board in the case of Messrs. Hickey or Rakoff, after his delivery of written notice to (a) the Board, in the case of Mr. Hickey or Mr. Rakoff, or (b) either Co-Chief Executive Officer, in the case of Mr. Viglotti, and a 10-day cure period; (ii) an assignment of duties to the executive which are inconsistent with his status as (a) Co-Chief Executive Officer (or such higher ranked position), in the case of either Mr. Hickey or Mr. Rakoff or (b) General Counsel, in the case of Mr. Viglotti; (iii) a decrease in either annual base salary or target annual incentive award opportunity below (a) 100% of base salary, in the case of either Mr. Hickey or Mr. Rakoff or (b) 50% of base salary, in the case of Mr. Viglotti; (iv) the Company’s failure to perform any material obligation under, or the Company’s breach of any material provision of, the employment agreement that remains uncured for 30 days; (v) any material increase in travel time required of the executive at our demand and without the consent of the executive, in the performance of his duties; (vi) the relocation of the Company’s corporate offices outside a 35-mile radius of the Company’s then corporate offices; (vii) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume our obligations under the employment agreement; and (viii) any material breach by the Company of the employment agreement.

A change of control occurs where:

•	A person or group acquires beneficial ownership, directly or indirectly, of the Company’s securities representing 20% or more of the combined voting power in the election of directors of the Company’s then-outstanding securities or of any successor to the Company;

•	During any period of two consecutive years, individuals constituting the Company’s Board and any new directors (other than directors designated by a person or group who has entered into an agreement with the Company to effect a change of control) whose election or nomination for election was approved by at least two-thirds of the Company’s Board who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (but excluding any directors whose initial assumption of office results from an actual or threatened election contest or solicitation of proxies or consents not made on behalf of the Board) cease for any reason to constitute at least a majority of the Board;

•	The Company’s shareholders approve any merger, amalgamation or consolidation or statutory share exchange as a result of which the Company’s common shares shall be changed, converted or exchanged (other than a merger or share exchange with one of the Company’s wholly-owned subsidiaries) or the Company’s liquidation or sale or disposition of 50% or more of its assets or earning power; or

•	Approval by the Company’s shareholders of any merger, amalgamation consolidation or statutory share exchange to which it is a party as a result of which the persons who were shareholders immediately prior to the effective date of such merger, amalgamation consolidation or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation following the effective date of such merger, amalgamation, consolidation or statutory share exchange.

During the term of the agreement plus an additional 12 months thereafter (except in the case of a termination of executive’s employment by the Company without cause or by the executive for good reason or upon his retirement with respect to the executive’s non-compete covenant), each of Messrs. Hickey, Rakoff and Viglotti has agreed not to engage in any business competitive with the Company or to induce our employees to terminate their employment or to solicit the Company’s customers. The Company agrees to indemnify each officer under his respective employment agreement for certain liabilities incurred by reason of the fact of his service to the Company and to maintain a directors’ and officers’ liability insurance policy covering such officer.

DIRECTORS COMPENSATION

Non-employee Directors receive annual compensation of $50,000 in cash and $25,000 in restricted common shares. Those directors who serve on the Compensation Committee or Nominating and Corporate Governance

Committee receive an additional $10,000 in cash for each committee on which such Director serves, except that the chairperson of such committee will receive $15,000 instead of $10,000. Those Directors who serve on the Audit Committee receive an additional $25,000 in cash, except that the chairperson of such committee receives $50,000 instead of $25,000. The restricted common shares granted to non-employee Directors will vest over three years, at a rate of one-third each year. The Company reimburses its non-employee Directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

		Fair Value Of
		Granted	Restricted
		Restricted	Shares
Non-Employee Director	Fees Paid	Shares	Granted(1)

David M. Birsner	$15,753	$7,943	611
Allan W. Fulkerson	$16,164	$0	0
Daniel G. Hickey, Sr	$15,753	$7,943	611
Keith S. Hynes	$12,123	$4,030	310
Dr. Philip J. Magnarella	$23,630	$7,943	611
Salvatore A. Patafio	$31,507	$7,943	611
Louis Rosner, Esq.	$18,904	$7,943	611

(1)	Represents total number of restricted commons shares granted, which shares will vest over three years, at a rate of one-third each year. One-third shares of restricted common shares granted to each Director in 2005 vest on December 27, 2006.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company’s common shares with the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Insurance Index. The comparison assumes $100 was invested on December 21, 2005 in the Company’s common shares and in each of the foregoing indices and assumes reinvestment of dividends monthly. The initial measurement point was December 21, 2005, being the first trading day the Company’s shares were publicly traded after its initial public offering.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG CRM HOLDINGS, LTD., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ INSURANCE INDEX

*	$100 invested on 12/21/05 in stock or on 11/30/05 in index-including reinvestment of dividends. Fiscal year ending December 31.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) has been appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of the financial statements of the Company. The Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Committee. The Committee has furnished the following report for 2005.

The Committee has reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2005 with management and the independent registered public accounting firm. The Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

The Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Committee has discussed with the independent registered public accounting firm that firm’s independence. The Committee has also considered the compatibility of the provision for non-audit services with the independent registered public accounting firm’s independence.

Based on the Committee’s reviews and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Keith S. Hynes, Chairman
Allan W. Fulkerson
Salvatore A. Patafio

PRE-APPROVAL POLICY FOR SERVICES OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has a policy of approving the engagement of the independent registered accounting firm to perform all audit and non-audit services on behalf of the Company. The Audit Committee did not rely on the waiver from the pre-approval requirement available under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X with respect to any of the services provided by the independent auditor. The Audit Committee has determined that the provision of services covered by the foregoing fees was compatible with maintaining the principal accountant’s independence.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ FEES

The aggregate fees billed for professional services by Johnson Lambert & Co. in 2005 for the following services were:

Type of Fees	2005

Audit Fees	$393,729
Audit-Related Fees
Tax Fees
All Other Fees

Total	$393,729

In the above table, in accordance with the SEC’s definitions and rules, “Audit fees” are fees that are billed or expected to be billed by Johnson Lambert & Co. for the audit of annual financial statements included in the Form 10-K, the review of financial statements included in the Form 10-Q, the audit work required for the Company’s Form S-1 Registration Statement, comfort letters, consents and statutory audits.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2007 Annual General Meeting must be received at the Company’s registered office at PO Box HM 2062, Hamilton HM HX, Bermuda by December 8, 2006 for consideration of inclusion in the Proxy Statement and form of Proxy related to that Annual General Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission. A stockholder proposal submitted after February 21, 2007 will be considered untimely.

If a shareholder desires to nominate one or more individuals for election as Directors at the 2007 Annual General Meeting, written notice of such shareholder’s intent to make such a nomination must be received by the Company at its registered office no earlier than November 8, 2006 nor later than December 8, 2006. Any notice for a director nomination shall include the information set forth under ”Nominating and Corporate Governance Committee” above.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
CRM HOLDINGS, LTD.

Purpose of Committee

The Audit Committee of CRM Holdings, Ltd. (the “Company”) is appointed by the Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring the (1) integrity of the financial statements of the Company, (2) independent auditor’s qualifications and independence, (3) performance of the Company’s internal audit function, if any, and independent auditors, and (4) compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules and the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. However, one director who does not meet the Nasdaq definition of independence, but who meets the criteria set forth in Section 10A(m)(3) under the Exchange Act and the rules thereunder, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the Audit Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A(m)(3) of the Exchange Act, and may not chair the Audit Committee. The use of this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship to the Company and the basis for the Board’s determination, shall be disclosed in the annual proxy statement.

In addition, if an audit committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding audit committee composition due to a single vacancy on the Audit Committee, then the Company will have until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

The members of the Audit Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

Meetings

The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall select, in its sole discretion, the firm of independent auditors to be recommended to the shareholders for appointment to audit the books and accounts of the Company for each fiscal year.

Subject to the shareholders’ statutory right to set the terms of the engagement and their subsequent delegation to the Board of Directors, the Audit Committee has the authority to determine the remuneration and compensation of the independent auditors. The Audit Committee shall be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

•	Review and discuss quarterly reports from the independent auditors on:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for purposes of taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to ensure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

•	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

•	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	Approve all related party transactions.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Adopted November 22, 2005

APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
CRM HOLDINGS, LTD.

Purpose of Committee

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CRM Holdings, Ltd. the ”Company”) is (i) to perform the functions described below under “Committee Duties and Responsibilities” in order to aid the Board in meeting its responsibilities relating to compensation of the Company’s executive officers and (ii) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

In pursuing its purpose the Committee shall assist the Board to ensure that a proper system of compensation is in place for management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company. Any action duly and validly taken by the Compensation Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company.

Committee Duties and Responsibilities

The Committee’s duties and responsibilities are to:

1. Annually review and approve corporate and individual goals and objectives relevant to the compensation of the Co-Chief Executive Officers and other executive officers. After an annual evaluation of performance by the Committee in light of those goals and objectives, the Committee, together with the other directors who meet the Independence Requirements (as defined below) if directed by the Board, shall determine the base salary and bonus of the Co-Chief Executive Officers (who may not be present during voting or deliberations) and other executive officers, subject to the terms of any applicable employment agreements;

2. Review and approve any employment or severance agreement, and amendments thereto, with an executive officer of the Company;

3. Administer the Company’s management incentive plan, stock option plan or other similar plan and approve all grants made pursuant to such plan;

4. Make recommendations to the Board regarding compensation for Directors;

5. Review, and make periodic recommendations to the Board with respect to, the Company’s equity-based compensation plans. In circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to the Committee’s approval or recommendation to the Board for approval by a majority of the Independent Directors;

6. Produce an annual report on executive compensation for inclusion in the Company’s proxy statement; and

7. Perform such other duties as the Board may assign to the Committee with respect to the Company’s compensation policies.

Committee Membership

The Committee shall consist of no fewer than two members of the Board. A person may serve on the Committee only if the Board determines that he or she:

1. Is a “Non-employee Director” for purposes of Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended;

B-1

2. Satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

3. Is an “independent director” under the rules of The Nasdaq Stock Market, Inc.

The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

Committee Structure and Operations

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least two times a year, at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. The Committee shall report to the Board at least once a year.

Performance Evaluation

The Committee shall annually compare its performance with the requirements of this Charter, set forth its objectives for the next year and recommend changes in this Charter, if any, considered appropriate by the Committee. Such evaluation shall be reported to the Board in such manner as the Committee from time to time determines.

Surveys and Studies

The Committee may conduct or authorize surveys or studies of matters within the Committee’s scope of responsibilities as described above, including, but not limited to, surveys or studies of compensation practices in relevant industries, to maintain the Company’s competitiveness and ability to recruit and retain highly qualified personnel, and may retain and terminate, at the expense of the Company, independent counsel or other consultants necessary to assist in any such survey or study. If any compensation consultant or firm is to assist in the evaluation of director, chief executive officer or senior executive compensation, the Committee shall have the sole authority to retain and terminate the compensation consultant or firm and approve such firm or person’s fees and other retention terms.

Nothing contained in this Charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable law.

Adopted September 8, 2005

B-2

APPENDIX C

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
CRM HOLDINGS, LTD.

Purpose of Committee

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of CRM Holdings, Ltd. (the “Company”) is to perform the functions described under “Committee Goals and Responsibilities” below.

Committee Goals and Responsibilities

The goals and responsibilities of the Committee are to:

1. Identify individuals qualified to become Board members, and to recommend that the Board select the director nominees to stand for election as directors at any meeting of shareholders and to fill any vacancy, however created, in the Board; provided, however, that if the Company is legally required by contract or otherwise to provide third parties the ability to nominate directors, the selection and nomination of such directors need not be subject to the nominating committee process. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, such as the experience, skill and background of the candidates. The Committee may consider candidates proposed by management, but is not required to do so;

2. Identify and recommend for appointment by the Board, Board members qualified to fill vacancies on any committee of the Board, including the Committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of such committee, if any, as well as any other factors it deems appropriate;

3. Recommend nominees to be the chairman of the various committees, including the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Such recommendation is subject to the final approval of the Board;

4. Develop and recommend to the Board a code of business conduct and ethics applicable to the Company, and to review the code at least once a year;

5. Develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year. Such principles shall include, at a minimum, the following subjects: (i) director qualification standards, (ii) director responsibilities, (iii) director access to management and, as necessary and appropriate, independent advisors, (iv) director compensation, (v) director orientation and continuing education, (vi) management succession, and (vii) annual performance evaluation of the Board;

6. Prepare and deliver to the Board the evaluation required under “Performance Evaluation” below;

7. Pursuant to procedures established by the Committee, exercise oversight of the evaluation of the Board and management; and

8. Carry out other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members and corporate governance.

Evaluation of Potential Nominees

In evaluating a person as a potential nominee to serve as a director of the Company or as chairman of any of the various committees, the Committee should consider among other factors it may deem relevant:

1. Whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company, its management or their affiliates;

2. Whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

3. Whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company;

4. The contribution which the person can make to the Board and the Company, with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant; and

5. The character and integrity of the person.

While the Committee is responsible for the selection and nomination of the directors, the Committee may consider nominees recommended by shareholders of the Company as it deems appropriate. Shareholders who wish to recommend a nominee should send nominations to the Secretary of the Company that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders. The recommendation must be received by the Secretary of the Company not later than the 120th calendar day before the date of the Company’s proxy statement released to shareholders in connection with the Company’s previous year’s annual meeting, or such other date as specified under the U.S. Securities Exchange Act of 1934.

Committee Membership

The Committee shall consist of no fewer than three members. Each member of the Committee shall meet the independence requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules. However, one director who does not meet the Nasdaq definition of independence, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required by the best interests of the Company and its shareholders. The use of this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship to the Company and the basis for the Board’s determination, shall be disclosed in the annual proxy statement.

The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

Committee Structure and Operations

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. The Committee shall report to the Board at least once a year.

Performance Evaluation

Each year, the Committee shall compare its performance with the requirements of this Charter, set forth its objectives for the next year and recommend changes in this Charter, if any, considered appropriate by the Committee. Such evaluation shall be reported to the Board in such manner as the Committee from time to time determines.

Resources and Authority of the Committee

The Committee shall have the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm to identify director candidates, to terminate any such consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms.

Nothing contained in this Charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable law.

Adopted November 3, 2005

Proxy
CRM Holdings, Ltd.
Proxy Solicited by the Board of Directors
for the Annual General Meeting of Shareholders
to be Held on May 9, 2006

     The undersigned hereby appoints Daniel G. Hickey, Jr., Martin D. Rakoff and Louis J. Viglotti, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the common shares of CRM Holdings, Ltd. (the “Company”) which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Hamilton Princess Fairmont, 76 Pitts Bay Road, Pembroke, Bermuda on Tuesday, May 9, 2006 at 3 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     PURSUANT TO THE COMPANY’S AMENDED AND RESTATED BYE-LAWS, THE VOTING INTEREST ATTRIBUTED TO EACH SHARE HELD BY THE UNDERSIGNED IS 0.848402 VOTES PER SHARE FOR DANIEL G. HICKEY, SR. AND 1.020027 VOTES PER SHARE FOR ALL OTHER COMMON SHAREHOLDERS.

     This proxy, when properly executed will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSALS NO. 1 AND 2 AND FOR PROPOSAL NO. 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

     HAS YOUR ADDRESS CHANGED? INDICATE CHANGES BELOW.

     DO YOU HAVE ANY COMMENTS?

CRM HOLDINGS, LTD.
C/O COMPUTERSHARE Investor Services LLC
2 North LaSalle Street
Chicago, IL 60602

     This proxy is solicited on behalf of the Company’s Board of Directors. It may be revoked up to one hour prior to the Annual General Meeting.

     Receipt of notice of the Annual General Meeting and receipt of the proxy statement is hereby acknowledged, and the terms of the Notice and proxy statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any and all adjournments, postponements and continuations thereof.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE COMMON SHARES ARE REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

     DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IN PROPOSALS NO. 1 AND 2 AND FOR PROPOSAL NO. 3.

1.	To elect directors of CRM Holdings, Ltd.

     NOMINEES: (01) David M. Birsner, (02) Daniel G. Hickey, Sr., (03) Dr. Philip J. Magnarella and (04) Charles I. Johnston.

     ☐ FOR ALL NOMINEES

     ☐ WITHHOLD FROM ALL NOMINEES

     ☐ For all Nominees except as written:

2.	Direct the Company to elect nine directors of Twin Bridges (Bermuda) Ltd.

     NOMINEES: (01) Daniel G. Hickey, Jr., (02) Martin D. Rakoff, (03) David M. Birsner, (04) Daniel G. Hickey, Sr., (05) Keith S. Hynes, (06) Charles I. Johnston, (07) Dr. Philip J. Magnarella, (08) Salvatore A. Patafio and (09) Louis Rosner, Esq.

     ☐ FOR ALL NOMINEES

     ☐ WITHHOLD FROM ALL NOMINEES

     ☐ For all Nominees except as written:

3.	To appoint Johnson Lambert & Co. as the independent auditors of the Company for the year ending December 31, 2006 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent auditors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

     Mark box at right if an address change has been noted on the reverse side of this card.     ☐

SIGNATURES(S)

SIGNATURES(S)

April 7, 2006

Future Electronic Delivery of Documents to Shareholders of CRM Holdings, Ltd.

CRM Holdings, Ltd. (the “Company”) is pleased to offer electronic delivery of documents to our shareholders. This initiative is intended to make future shareholder communications more convenient and timely for you, provide benefits for our environment and reduce Company costs.

Electronic Access to Shareholder

This initiative provides our shareholders with the ability to electronically access the following important company documents, as applicable, quickly and easily:

•	Annual Report including financial statements;

•	Quarterly Reports including financial statements;

•	Notice of Shareholder Meetings for future meetings; and

•	Proxy Circular and Proxy Statement and proxy-related materials

While we believe that many shareholders prefer electronic access, we understand that this approach may not be accessible or suitable for everyone. Accordingly, we continue to provide paper copies of Company documents for those shareholders who prefer documents in that format. If this is your preference, you do not need to do anything further.

How to Enroll for Electronic Access of Documents

Please visit www.CRMHoldingsLtd.com for an opportunity to enroll for electronic delivery of proxy related documents and other shareholder information as they become available. Enter “News and Events” under the “Shareholder Services” link. Enrollment is easy. Select the documents which you would like to receive electronically and you will be prompted to enter your name and email address. You will receive an email confirming receipt of your online registration. This will authorize us to notify you by e-mail as these mailings become available on the Internet, so you can view them online, eliminating the mailing of paper copies to your home.

Your enrollment for electronic access will remain in effect until you cancel it. You may cancel your enrollment at any time by accessing the website at www.CRMHoldingsLtd.com. You will see a link to unsubscribe at the bottom of the “News and Events” page of the “Shareholder Services” link.

We hope that you will take advantage of this online service.